EXHIBIT 10.38

OPENWAVE SYSTEMS INC.

EXECUTIVE SEVERANCE BENEFIT POLICY

Section 1. INTRODUCTION

This Openwave Systems Inc. Executive Severance Benefit Policy (the “Policy”) was established effective November 15, 2002. The purpose of the Policy is to provide for the payment of severance benefits to those individuals who are members of the Executive Staff (each such individual, an “Eligible Executive”) of Openwave Systems Inc. (the “Company”) whose employment with the Company while a member of the Company’s Executive Staff terminates as a result of an Involuntary Termination. This Policy will be subordinated to any severance benefit arrangement, change of control severance agreement or employment agreement that provides for severance benefits in existence between the Eligible Executive and the Company, notwithstanding the terms of any such arrangement or agreement, and any benefits under any such arrangement or agreement will be paid prior to any payments under this Policy, which payments will be reduced by any amounts paid under any such arrangement or agreement.

Section 2. DEFINITIONS

For purposes of the Policy, the following terms are defined as follows:

(a) “Base Salary” means the Eligible Executive’s annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the effective date of termination.

(b) “Cause” means (i) gross negligence or willful misconduct in the performance of the Eligible Executive’s duties to the Company; (ii) repeated unexplained or unjustified absences from the Company; (iii) a material and willful violation of any federal or state law which if made public would injure the business or reputation of the Company as reasonably determined by the Board of Directors of the Company (the “Board”); (iv) refusal or willful failure to act in accordance with any specific lawful direction or order of the Company or stated written policy of the Company; (v) commission of any act of fraud with respect to the Company; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as reasonably determined by the Board.

(c) “Executive Staff” means the Chief Executive Officer of the Company and those officers of the Company who report directly either to the Chief Executive Officer or the Company’s Chief Operating Officer. The names of the Executive Staff members shall be attached hereto as EXHIBIT A, and shall be amended from time to time by the Company as necessary and with approval of the CEO.

(d) “Involuntary Termination” means any termination of the Eligible Executive by the Company which is not effected for Cause, or any actual or purported termination effected by the Company for Cause for which the grounds relied upon are not valid; or the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 10(a) below.

(e) “Policy Administrator” means the Company.

Section 3. ELIGIBILITY FOR BENEFITS

(a) General Rules.

(i) Subject to the requirements set forth in this Section 3, the Company will provide the severance benefits described in Section 4 of the Policy to an Eligible Executive whose termination of employment with the Company while he or she is a member of the Executive Staff is an Involuntary Termination.

(ii) In order to be eligible to receive benefits under the Policy, the Eligible Executive must execute a general waiver and release, which includes certain representations, in substantially the form attached hereto as EXHIBIT B, EXHIBIT C or EXHIBIT D, as appropriate, and such release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and will determine the form of the required release.

(b) Exceptions to Benefit Entitlement. The Eligible Executive will not receive benefits under the Policy in any of the following circumstances, as determined by the Company in its sole discretion:

(i) The Eligible Executive has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date, in which case such Eligible Executive’s severance benefit, if any, will be governed by the terms of such individually negotiated employment contract or agreement and will be governed by this Policy only to the extent that the reduction pursuant to Section 5(a) below does not entirely eliminate benefits under this Plan.

(ii) The Company terminates the Eligible Executive’s employment with the Company, and such termination does not constitute an Involuntary Termination.

(iii) The Eligible Executive terminates employment with the Company for any reason or no reason. Such terminations include, but are not limited to, the Eligible Executive’s resignation, retirement or failure to return from a leave of absence on the scheduled date.

(iv) The Eligible Executive’s employment terminates as a result of his or her death or Disability. “Disability” shall mean that the Eligible Executive has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness or injury, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Eligible Executive or the Eligible Executive’s legal representative and acceptable to the Company or its insurers (such Agreement as to acceptability not to be unreasonably withheld).

Section 4. AMOUNT OF BENEFIT

(a) Salary Continuation. The Eligible Executive shall continue to receive Base Salary for a period of one (1) year. Such amounts shall be paid in regular installments on the normal payroll dates of the Company and will be subject to all required tax withholding.

(b) Medical Coverage Continuation. For Eligible Executives who elect to continue health insurance coverage under the Openwave Systems Inc. health plans pursuant to the terms of the

Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay the full premium cost of such coverage on behalf of the Eligible Executive, as well as the Eligible Executive’s spouse and dependents, if any, for the duration of the COBRA continuation period.

(c) Educational Assistance Plan. Educational assistance benefits shall be extended to the end of the then current course term for any Eligible Executive enrolled in a class previously approved by the Company at the time of his or her Involuntary Termination.

(d) Outplacement Assistance. The Eligible Executive shall be eligible to receive up to six (6) months outplacement assistance in the form determined by the Company offered through a third-party vendor selected by the Company.

Section 5. LIMITATIONS ON BENEFITS

(a) Certain Reductions and Offsets. Notwithstanding any other provision of the Policy to the contrary, any amounts payable to the Eligible Executive under this Policy will be reduced by any payments by the Company to such individual under any other policy, plan, program or arrangement, including, without limitation, any change of control severance agreement or employment agreement between the Eligible Executive and the Company that provides for severance benefits in existence, or any contract between the Eligible Executive and any entity, to the extent such payments are conditioned, at least in part, on termination of employment and are based on the Eligible Executive’s continued receipt of his or her Base Salary. Furthermore, to the extent that any federal, state or local laws, including, without limitation, so-called “plant closing” laws, require the Company to give advance notice or make a payment of any kind to an Eligible Executive because of that Eligible Executive’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits payable under this Policy will either be reduced or eliminated. The benefits provided under this Policy are intended to satisfy any and all statutory obligations that may arise out of an Eligible Executive’s involuntary termination of employment for the foregoing reasons, and the Policy Administrator will so construe and implement the terms of the Policy.

(b) Mitigation. Except as otherwise specifically provided herein, the Eligible Executive will not be required to mitigate damages or the amount of any payment provided under this Policy by seeking other employment or other form of remuneration for services, nor will the amount of any payment provided for under this Policy be reduced by any compensation earned by any Eligible Executive as a result of employment by another employer or any retirement benefits received by such Eligible Executive after his or her Involuntary Termination.

(c) Termination of Benefits. Benefits under this Policy will terminate immediately if the Eligible Executive, at any time, violates any proprietary information or confidentiality obligation to the Company, including his or her obligations under the Company’s Confidential Information and Invention Assignment Agreement, or any obligations under this Policy, including but not limited to the obligations described in Section 6 below.

(d) Non-Duplication of Benefits. No Eligible Executive is eligible to receive benefits under this Policy more than one time.

(e) Indebtedness of Eligible Employees. If the Eligible Executive is indebted to the Company or an affiliate of the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Policy by the amount of such indebtedness.

Section 6. NON-COMPETITION

(a) As a member of the Executive Staff, each Eligible Executive has acquired and will continue to acquire knowledge of sensitive and confidential information relating to product development road maps, marketing plans, competitive plans and pricing strategies and trade secrets (the “Confidential Information”). The Confidential Information which the Company has provided and will provide to an Eligible Executive could play a significant role were the Eligible Executive to directly or indirectly be engaged in any business in Competition (as hereinafter defined) with the Company or its subsidiaries. As a condition to being entitled to any of the benefits described in Section 4 of this Policy, for a period of twelve months following the date of Involuntary Termination, absent the prior written consent of the Company, an Eligible Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in (other than an ownership position of less than 2 percent in any company whose shares are publicly traded), any business, which is in Competition with the existing business of the Company or its subsidiaries (“Competitive Activity”).

(b) For purposes of this Section 6, a business shall be deemed to be in “Competition” with the Company or its subsidiaries if it is engaged in or has taken concrete steps toward engaging in the business of providing (A) software that enables Internet connectivity or enables or provides data services on mobile devices (such as messaging and location) to communication service providers or enterprise customers, or (B) messaging software to communication service providers, Internet service providers or enterprise customers, either as carried on or being developed by the Company or its affiliates as of the date of the Eligible Executive’s Involuntary Termination, in all cities, counties, states and countries in which the business of the Company or its affiliates is then being conducted or its products are being sold.

Section 7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION

(a) Exclusive Discretion. The Policy Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Policy and to construe and interpret the Policy and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Policy, including, but not limited to, the eligibility to participate in the Policy and amount of benefits paid under the Policy. The rules, interpretations, computations and other actions of the Policy Administrator will be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Policy or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will affect the right to any unpaid benefit of any Eligible Executive whose termination date has occurred prior to amendment or termination of the Policy. Any action amending or terminating the Policy will be in the form of a written resolution adopted by either the Board or of the Compensation Committee of the Board.

Section 8. TERMINATION OF CERTAIN EMPLOYEE BENEFITS

All benefits (including but not limited to health insurance, life insurance, disability and 401(k) plan coverage) will terminate as of the Eligible Executive’s termination date (except to the extent that a continuation or conversion privilege may be available thereunder).

Section 9. NO IMPLIED EMPLOYMENT CONTRACT

The Company and the Eligible Executive acknowledge that the Eligible Executive’s employment is and shall continue to be at-will, as defined under applicable law. If the Eligible Executive’s employment terminates for any reason other than an Involuntary Termination, the Eligible Executive shall not be entitled to any benefits, damages, awards or compensation under Section 4 of this Policy, but may be entitled to payments or benefits in accordance with the Company’s other established employee plans and practices or pursuant to other agreements with the Company.

Section 10. SUCCESSORS

(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Policy and agree expressly to perform the obligations under this Policy in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Policy, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 10(a) or which becomes bound by the terms of this Policy by operation of law or otherwise.

(b) Eligible Executive’s Successors. The terms of this Policy and all rights of the Eligible Executive hereunder will inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

Section 11. LEGAL CONSTRUCTION

This Policy is intended to be governed by and will be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 12. CLAIMS, INQUIRIES AND APPEALS

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Policy or inquiries about present or future rights under the Policy must be submitted to the Policy Administrator in writing.

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Policy Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant’s right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the applicant and will include specific reasons for the denial, specific references to the Policy provision upon which the denial is based, a description of any information or material that the Policy Administrator needs to complete the review and an explanation of the Policy’s review procedure.

This written notice will be given to the applicant within ninety (90) days after the Policy Administrator receives the application, unless special circumstances require an extension of time, in which case, the Policy Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Policy Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application will be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Policy Administrator within sixty (60) days after the application is denied (or deemed denied). The Policy Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review will be in writing and will be addressed to:

Openwave Systems Inc.

1400 Seaport Boulevard

Redwood City, California 94063

Attn: Vice President of Human Resources

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Policy Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

(d) Decision on Review. The Policy Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. The Policy Administrator will give prompt, written notice of its decision to the applicant. In the event that the Policy Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Policy provisions upon which the decision is based. If written notice of the Policy Administrator’s decision is not given to the applicant within the time prescribed in this Subsection (d), the application will be deemed denied on review.

(e) Rules and Procedures. The Policy Administrator will establish rules and procedures, consistent with the Policy and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Policy Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Policy may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a) above, (ii) has been notified by the Policy Administrator that the application is denied (or the application is deemed denied due to the Policy Administrator’s failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c) above and (iv) has been notified in writing that the Policy Administrator has denied the appeal (or the appeal is deemed to be denied due to the Policy Administrator’s failure to take any action on the claim within the time prescribed by Section 12(d) above).

Section 13. BASIS OF PAYMENTS TO AND FROM PLAN

All benefits under the Policy will be paid by the Company. The Policy will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

Section 14. OTHER POLICY INFORMATION

(a) Employer Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Policy Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3219054.

(b) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Policy is Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, California, 94063.

(c) Policy Sponsor and Administrator. The “Policy Sponsor” and the “Policy Administrator” of the Policy is Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, California, 94063. The Policy Sponsor’s and Policy Administrator’s telephone number is (650) 480-8000. The Policy Administrator is the named fiduciary charged with the responsibility for administering the Policy.

SECTION 15. MISCELLANEOUS

(a) Notice. Notices and all other communications contemplated by this Policy will be in writing and will be deemed to have been duly given either (i) when personally delivered or sent by facsimile or (ii) five (5) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Eligible Executive, mailed notices shall be addressed to him or her at the home address or facsimile number which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices or notices sent by facsimile shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

(b) No Waiver. The failure of a party to insist upon strict adherence to any term of this Policy on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Policy.

(c) Severability. In the event that any one or more of the provisions of this Policy shall be or become invalid, illegal or unenforceable in any respect or to any degree, the validity, legality and enforceability of the remaining provisions of this Policy shall not be affected thereby. The parties intend to give the terms of this Policy the fullest force and effect so that is any provision shall be found to be invalid or unenforceable, the court reaching such conclusion may modify or interpret such provision in a manner that shall carry out the parties’ intent and shall be valid and enforceable.

(d) Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof.

(e) Specific Performance. If in the opinion of any court of competent jurisdiction the covenants described in Sections 5(c) and 6 of this Policy are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Any breach of the covenants contained in Sections 5(c) and 6 would irreparably injure the Company.

Accordingly, the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 5(c) and 6 would be inadequate and, in the event of such a breach or threatened breach, the Company may, without posting any bond, in addition to pursuing any other remedies it may have in law or in equity, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available against the Eligible Executive from any court having jurisdiction over the matter, restraining any further violation of this Policy by the Eligible Executive.

(f) Withholding Taxes. The Company may withhold from any amounts payable under this Policy such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

SECTION 16. EXECUTION

To record the adoption of the Policy as set forth herein, effective as of November 15, 2002, Openwave Systems Inc. has caused its duly authorized officer to execute the same.

OPENWAVE SYSTEMS INC.

By:
Donald J. Listwin, Chief Executive Officer

EXHIBIT A

EXECUTIVE STAFF MEMBERS

KEPT ON FILE IN THE LEGAL DEPARTMENT

CEO Approval:

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EXHIBIT B

RELEASE

(Individual Termination, Eligible Employee age 40 or older)

I understand and agree completely to the terms set forth in the Openwave Systems Inc. Executive Severance Benefit Policy (the “Policy”). Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the form of the Company’s Confidential Information and Invention Assignment Agreement, which I have previously signed.

I agree not to make any public statement or statements to the press concerning Openwave Systems Inc. (“Openwave”), its business objectives, its management practices, or other sensitive information without first receiving Openwave’s written approval. I further agree to take no action which would cause Openwave or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Openwave’s or any such person’s being held in disrepute by the general public or Openwave’s employees, clients, or customers.

As a member of the Executive Staff, I have acquired knowledge of sensitive and confidential information relating to product development road maps, marketing plans, competitive plans and pricing strategies and trade secrets (the “Confidential Information”). I acknowledge that the Confidential Information which Openwave has provided to me could play a significant role were I to directly or indirectly be engaged in any business in Competition (as defined in the Policy) with Openwave or its subsidiaries. As a condition to being entitled to any of the benefits described in Section 4 of the Policy, for a period of twelve months following the date of my Involuntary Termination, I agree that, without the prior written consent of Openwave, I will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, engage in any Competitive Activity (as defined in the Policy).

I agree that if during the twelve months following the date of my Involuntary Termination, I engage in Competitive Activity, such Competitive Activity shall inevitably result in the disclosure of Openwave’s Confidential Information.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I, on behalf of myself and my heirs, estate, executors, administrators, successors and assigns, do hereby release, acquit and forever discharge Openwave, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release,

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including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the federal Rehabilitation Act of 1973, the federal Americans with Disabilities Act of 1990, the federal Fair Labor Standards Act, the federal Family Medical Leave Act, the California Fair Employment and Housing Act, and any amendments to the foregoing laws; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I agree that the claims released pursuant to this Agreement include all claims against individual employees of Openwave, whether or not such employees were acting within the scope of their employment.

At Openwave’s request, I agree to cooperate fully in connection with any legal matter, proceeding or action relating to Openwave.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release.

EXECUTIVE

Name:

Date:

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EXHIBIT C

RELEASE

(Individual and Group Termination, Eligible Employee under age 40)

I understand and agree completely to the terms set forth in the Openwave Systems, Inc. Executive Severance Benefit Policy (the “Policy”). Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the form of the Company’s Confidential Information and Invention Assignment Agreement, which I have previously signed.

I agree not to make any public statement or statements to the press concerning Openwave Systems Inc. (“Openwave”), its business objectives, its management practices, or other sensitive information without first receiving Openwave’s written approval. I further agree to take no action which would cause Openwave or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Openwave’s or any such person’s being held in disrepute by the general public or Openwave’s employees, clients, or customers.

As a member of the Executive Staff, I have acquired knowledge of sensitive and confidential information relating to product development road maps, marketing plans, competitive plans and pricing strategies and trade secrets (the “Confidential Information”). I acknowledge that the Confidential Information which Openwave has provided to me could play a significant role were I to directly or indirectly be engaged in any business in Competition (as defined in the Policy) with Openwave or its subsidiaries. As a condition to being entitled to any of the benefits described in Section 4 of the Policy, for a period of twelve months following the date of my Involuntary Termination, I agree that, without the prior written consent of Openwave, I will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, engage in any Competitive Activity (as defined in the Policy).

I agree that if during the twelve months following the date of my Involuntary Termination, I engage in Competitive Activity, such Competitive Activity shall inevitably result in the disclosure of Openwave’s Confidential Information.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I, on behalf of myself and my heirs, estate, executors, administrators, successors and assigns, do hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any

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way connected with my employment with the Company or the termination of that employment, including, but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the federal Rehabilitation Act of 1973, the federal Americans with Disabilities Act of 1990, the federal Fair Labor Standards Act, the federal Family Medical Leave Act; the California Fair Employment and Housing Act, and any amendments to the foregoing laws; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I agree that the claims released pursuant to this Agreement include all claims against individual employees of Openwave, whether or not such employees were acting within the scope of their employment.

At Openwave’s request, I agree to cooperate fully in connection with any legal matter, proceeding or action relating to Openwave.

I understand that I have seven (7) days to consider this Release (although I may voluntarily execute the Release earlier).

EXECUTIVE

Name:

Date:

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EXHIBIT D

RELEASE

(Group Termination, Eligible Employee age 40 or older)

I understand and agree completely to the terms set forth in the Openwave Systems Inc. Executive Severance Benefit Policy (the “Policy”). Certain capitalized terms used in this Release are defined in the Policy.

I hereby confirm my obligations under the form of the Company’s Confidential Information and Invention Assignment Agreement, which I have previously signed.

I agree not to make any public statement or statements to the press concerning Openwave Systems Inc. (“Openwave”), its business objectives, its management practices, or other sensitive information without first receiving Openwave’s written approval. I further agree to take no action which would cause Openwave or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Openwave’s or any such person’s being held in disrepute by the general public or Openwave’s employees, clients, or customers.

As a member of the Executive Staff, I have acquired knowledge of sensitive and confidential information relating to product development road maps, marketing plans, competitive plans and pricing strategies and trade secrets (the “Confidential Information”). I acknowledge that the Confidential Information which Openwave has provided to me could play a significant role were I to directly or indirectly be engaged in any business in Competition (as defined in the Policy) with Openwave or its subsidiaries. As a condition to being entitled to any of the benefits described in Section 4 of the Policy, for a period of twelve months following the date of my Involuntary Termination, I agree that, without the prior written consent of Openwave, I will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, engage in any Competitive Activity (as defined in the Policy).

I agree that if during the twelve months following the date of my Involuntary Termination, I engage in Competitive Activity, such Competitive Activity shall inevitably result in the disclosure of Openwave’s Confidential Information.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I, on behalf of myself and my heirs, estate, executors, administrators, successors and assigns, do hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release,

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including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including, but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (“ADEA”), the federal Employee Retirement Income Security Act of 1974, the federal Rehabilitation Act of 1973, the federal Americans with Disabilities Act of 1990, the federal Fair Labor Standards Act, the federal Family Medical Leave Act, the California Fair Employment and Housing Act, and any amendments to the foregoing laws; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I agree that the claims released pursuant to this Agreement include all claims against individual employees of Openwave, whether or not such employees were acting within the scope of their employment.

At Openwave’s request, I agree to cooperate fully in connection with any legal matter, proceeding or action relating to Openwave.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Policy for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day (8th) after I execute this Release; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

EXECUTIVE

Name:

Date:

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